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                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our report dated March 4, 1999 on the financial statements of the Company, included in this Form 10-K/A, and to the incorporation of our report into the Company's previously filed Registration Statement File Nos. 333-37961, 333-45535, 333-15583, 333-17855 and 333-45523, as amended.


                                                 ARTHUR ANDERSEN LLP




Boston, Massachusetts
April 14, 1999